                                                                     Exhibit 4.3

                       FORM OF COMMON STOCK CERTIFICATE
                       OF FACILICOM INTERNATIONAL, INC.


     Number                                                         Shares

-----------------                                             -----------------


                    Incorporated under the Laws of Delaware

                         FACILICOM INTERNATIONAL, INC.

The Corporation is authorized to issue 300,000 Common Shares -- Par Value $.01 each.


     This certifies that __________________________________ is the owner of
__________________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated:
      --------------------